UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2022

GULFSLOPE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1000 Main St., Suite 2300

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 918-4100

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GSPE	OTC PK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 10, 2022, GulfSlope Energy, Inc. (the “ Company ”), entered into a Securities Purchase Agreement (“ SPA ”) with one or more buyers identified on the signature pages thereto (“ Buyers ”) attached hereto as Exhibit 10.1. Under the terms of the SPA, the Company will issue and sell to Buyers up to an aggregate of $650,000 of convertible promissory notes (“ Convertible Notes ”), which shall be convertible (as converted, the “ Conversion Shares ”) into shares of the Company’s common stock, par value $0.001 per share (the “ Common Stock ”), of which $55,000 shall be purchased upon the signing of the SPA (the “ First Closing ”), with additional tranches of financing subject to further agreement by and between the Buyer and the Company. The SPA contains customary representations, warranties and agreements by us and customary conditions to closing.

Additionally, the sale of the Convertible Notes is being made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “ Securities Act ”). See “Convertible Notes” below.

The above description of the SPA does not purport to be complete and is qualified in its entirety by the full text of such SPA, which is incorporated herein and attached hereto as Exhibit 10.1.

Convertible Notes

Pursuant to the terms of the SPA, at the First Closing (the “ Issuance Date ”), the Company sold to Buyer a Convertible Note. The principal amount of the Convertible Note is $55,000 (as reduced pursuant to redemption, conversion or otherwise, the “ Principal ”), it has an annual interest rate equal to 8% (the interest paid on the outstanding Principal at the applicable interest rate, the “ Interest ”) and a maturity date of April 8, 2023 (the “ Maturity Date ”). At the Maturity Date the Company shall pay to the Holder (as defined in the Convertible Note) an amount in cash representing all outstanding Principal and accrued and unpaid Interest.

Subject to the terms of the Convertible Note, six months after the Issuance Date, the Holder is entitled to convert at the Conversion Price (as defined below) any portion of the outstanding and unpaid Principal and accrued Interest (the “ Conversion Amount ”) into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock issuable upon conversion of any Conversion Amount is determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The “ Conversion Price ” is 65% of the lowest daily VWAP price (as reported by Bloomberg, LP) for the ten (10) consecutive trading days immediately preceding the date of determination.

The Convertible Debenture contains customary representations, warranties and agreements typical in convertible notes. The Offering was exempt from registration under Section 4(a)(2) of the Securities Act. The above description of the Convertible Notes does not purport to be complete and is qualified in its entirety by the full text of the Convertible Notes, which is incorporated herein attached hereto as Exhibit 10.2.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Convertible Debenture was offered and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated October 10, 2022, between the Company and the Buyers identified therein
10.2	Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2022

GulfSlope Energy, Inc.

/s/ John N. Seitz
Name:	John N. Seitz
Its:	Chief Executive Officer